Exhibit 99.1

CEO Mel Karmazin to Step Down from SiriusXM

NEW YORK – October 23, 2012 – SiriusXM Radio (NASDAQ: SIRI) today announced that Mel Karmazin informed its Board of Directors that he will be leaving the Company on February 1, 2013, following the expiration of his current employment agreement and after a transition period. Mr. Karmazin will also leave the Board of Directors at that time.

"SiriusXM is an extraordinary company with an incredible team. It is an honor to come to work here every day where we truly deliver the best radio on radio. I am incredibly proud of what we have accomplished. Given where we started, it is amazing that SiriusXM has grown to become the largest radio company in the world. With a deep bench of corporate talent, a roster that includes the most in-demand on-air personalities and a wide-range of exclusive programming, SiriusXM has never been better positioned than it is today. We continue to grow our subscriber base to record levels and our financial position has never been stronger. Importantly, the commitment to delivering innovative new products and technologies is very strong. SiriusXM has a strong foundation to build on for the future and there is a great team in place to keep the company moving forward. I am confident that SiriusXM’s best years are ahead,” said Karmazin.

“On behalf of the Board of Directors, I want to thank Mel for his significant contributions to the Company,” said Eddy Hartenstein, Chairman of the Board of Directors of SiriusXM. “Under his leadership, the Company underwent a transformative merger and a financial restructuring that has enabled SiriusXM to deliver significant value for shareholders. Our record breaking financial results are a testament to Mel’s leadership and strategic planning, and we continue to exceed our expectations with all-time high subscriber numbers. Thanks to Mel, we are well-positioned for long-term growth and value creation. We will miss Mel – and the Board wishes him the very best in his future endeavors – SiriusXM has a strong executive team in place and we are very confident in our business and our future prospects.”

“We appreciate the tremendous job Mel has done for the Company in overseeing the merger and delivering outstanding operating performance. While we understand, we regret Mel’s decision to pursue other interests and are grateful for his willingness to oversee a smooth and orderly transition,” said John Malone, Chairman of Liberty Media Corporation.

The SiriusXM Board of Directors has formed a search committee, chaired by Greg Maffei and including James Mooney and Eddy Hartenstein, to consider both internal and external candidates for the Company’s next Chief Executive Officer.

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About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has 22.9 million subscribers.  SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of audio entertainment; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; failure of third parties to perform; and our substantial indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

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E-SIRI

Contact for SiriusXM:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com